                                  EXHIBIT 4.1
                                  -----------

                                                                  EXECUTION COPY

================================================================================

                              VIALOG CORPORATION
                                   as Issuer,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                      AND

                      STATE STREET BANK AND TRUST COMPANY

                                   as Trustee

                               ------------------

                                   INDENTURE

                         Dated as of November 12, 1997

                               ------------------

                                  $75,000,000

                         12 3/4% Series A Senior Notes
                             due November 15, 2001

                         12 3/4% Series B Senior Notes
                             due November 15, 2001

================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                                  Indenture
Section                                                              Section
-------                                                              -------
310 (a) (1)..........................................................7.10
    (a) (2)..........................................................7.10
    (a) (3)..........................................................N.A.
    (a) (4)..........................................................N.A.
    (a) (5)..........................................................7.08;.7.10
    (b)..............................................................7.08; 7.10; .11.02
    (c)..............................................................N.A.
311 (a)..............................................................7.11
    (b)..............................................................7.11
    (c)..............................................................N.A.
312 (a)................................................................2.05
    (b)..............................................................11.03
    (c)..............................................................11.03
313 (a)..............................................................7.06
    (b) (1)..........................................................N.A.
    (b) (2)..........................................................7.06
    (c)..............................................................7.06 .11.02
    (d)..............................................................7.06
314 (a)..............................................................4.08; 4.10; 11.02
    (b)..............................................................N.A.
    (c) (1)..........................................................7.02; 11.04
    (c) (2)..........................................................7.02; 11.04
    (c) (3)..........................................................N.A.
    (d)..............................................................N.A.
    (e)..............................................................11.05
    (f)..............................................................N.A.
315 (a)..............................................................7.01(b)
    (b)..............................................................7.05; 11.02
    (c)..............................................................7.01(a)
    (d)..............................................................6.50; 7.01(c)
    (e)..............................................................6.11
316 (a) (last sentence)..............................................2.09
    (a) (1) (A)......................................................6.05
    (a) (1) (B)......................................................6.04
    (a) (2)..........................................................N.A.
    (b)..............................................................6.07
    (c)..............................................................9.04
317 (a) (1)..........................................................6.08
    (a) (2)..........................................................6.09
    (b)..............................................................2.04
318 (a)..............................................................11.01
    (b)..............................................................11.01

------------------------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

   SECTION 1.01. Definitions...................................   1
   SECTION 1.02. Incorporation by Reference of TIA.............  21
   SECTION 1.03. Rules of Construction.........................  21

                                  ARTICLE TWO
                                 THE SECURITIES

   SECTION 2.01. Form and Dating...............................  22
   SECTION 2.02. Execution and Authentication..................  23
   SECTION 2.03. Registrar and Paying Agent....................  23
   SECTION 2.04. Paying Agent to Hold Assets in Trust..........  24
   SECTION 2.05. Security holder Lists.........................  24
   SECTION 2.06. Transfer and Exchange.........................  24
   SECTION 2.07. Replacement Securities........................  25
   SECTION 2.08. Outstanding Securities........................  25
   SECTION 2.09. Treasury Securities...........................  26
   SECTION 2.10. Temporary Securities..........................  26
   SECTION 2.11. Cancellation..................................  26
   SECTION 2.12. CUSIP Number..................................  27
   SECTION 2.13. Deposit of Moneys.............................  27
   SECTION 2.14. Book-Entry Provisions for Global Securities...  27
   SECTION 2.15. Registration of Transfers and Exchanges.......  28
   SECTION 2.16. Designation...................................  32
   SECTION 2.17. Defaulted Interest............................  33

                                 ARTICLE THREE
                                   REDEMPTION

   SECTION 3.01. Notices to Trustee............................  33
   SECTION 3.02. Selection of Securities to Be Redeemed........  33
   SECTION 3.03. Notice of Redemption..........................  34
   SECTION 3.04. Effect of Notice of Redemption................  34
   SECTION 3.05. Deposit of Redemption Price...................  35
   SECTION 3.06. Securities Redeemed in Part...................  35
   SECTION 3.07  Optional Redemption...........................  35
   SECTION 3.08. Procedures for Purchase Offers................  36

                                  ARTICLE FOUR
                                   COVENANTS


SECTION 4.01. Payment of Securities............................  38
SECTION 4.02. Maintenance of Office or Agency..................  38
SECTION 4.03. Limitation on Restricted Payments................  38
SECTION 4.04. Limitation on Indebtedness.......................  40
SECTION 4.05. Corporate Existence..............................  41
SECTION 4.06. Payment of Taxes and Other Claims................  41
SECTION 4.07. Maintenance of Properties and Insurance..........  41
SECTION 4.08. Compliance Certificate:  Notice of Default; Tax
               Information.....................................  42
SECTION 4.09. Compliance with Laws.............................  43
SECTION 4.10. SEC Reports......................................  43
SECTION 4.11. Waiver of Stay, Extension or Usury Laws..........  43
SECTION 4.12. Limitation on Transactions with Affiliates.......  44
SECTION 4.13. Limitation on Conduct of Business................  44
SECTION 4.14. Limitation on Dividend and Other Payment
                Restrictions Affecting Subsidiaries............  44
SECTION 4.15. Limitation on Liens..............................  45
SECTION 4.16. Offer to Repurchase Upon Change of Control.......  46
SECTION 4.17. Asset Sales......................................  46
SECTION 4.18. Limitation on Issuances and Sales of Capital Stock
               of Subsidiaries.................................  48
SECTION 4.19. Limitation on Status as Investment Company.......  48
SECTION 4.20. Sale and Leaseback Transactions..................  49
SECTION 4.21. Additional Subsidiary Guarantees.................  49
SECTION 4.22. Limitation on Dividends..........................  49

                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Consolidations and Sale of Assets.......  50

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES
SECTION 6.01. Events of Default................................  51
SECTION 6.02. Acceleration.....................................  53
SECTION 6.03. Other Remedies...................................  53
SECTION 6.04. Waiver of Past Defaults..........................  54
SECTION 6.05. Control by Majority..............................  54
SECTION 6.06. Limitation on Suits..............................  54
SECTION 6.07. Rights of Holders to Receive Payment.............  55
SECTION 6.08. Collection Suit by Trustee.......................  55
SECTION 6.09. Trustee May File Proofs of Claim.................  55
SECTION 6.10. Priorities.......................................  56
SECTION 6.11. Undertaking for Costs............................  56
SECTION 6.12. Restoration of Rights and Remedies...............  56

                                 ARTICLE SEVEN
                                    TRUSTEE

SECTION 7.01. Duties of Trustee................................  57
SECTION 7.02. Rights of Trustee................................. 58
SECTION 7.03. Individual Rights of Trustee.....................  59
SECTION 7.04. Trustee's Disclaimer.............................  59
SECTION 7.05. Notice of Default................................  59
SECTION 7.06. Reports by Trustee to Holders....................  60
SECTION 7.07. Compensation and Indemnity.......................  60
SECTION 7.08. Replacement of Trustee...........................  61
SECTION 7.09. Successor Trustee by Merger, Etc.................  62
SECTION 7.10. Eligibility; Disqualification....................  62
SECTION 7.11. Preferential Collection of Claims Against Company  62

                                 ARTICLE EIGHT
                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Legal Defeasance and Covenant Defeasance.........  62
SECTION 8.02. Satisfaction and Discharge.......................  65
SECTION 8.03. Survival of Certain Obligations..................  66
SECTION 8.04. Acknowledgment of Discharge by Trustee...........  67
SECTION 8.05. Application of Trust Assets......................  67
SECTION 8.06. Repayment to the Company or Subsidiary Guarantors:
               Unclaimed Money.................................  67
SECTION 8.07. Reinstatement....................................  68

                                  ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.......................  68
SECTION 9.02. With Consent of Holders..........................  69
SECTION 9.03. Compliance with TIA..............................  70
SECTION 9.04. Revocation and Effect of Consents................  70
SECTION 9.05. Notation on or Exchange of Securities............  71
SECTION 9.06. Trustee to Sign Amendments, Etc..................  71

                                  ARTICLE TEN
                                   GUARANTEE

SECTION 10.01. Unconditional Guarantee.........................  71
SECTION 10.02. Severability....................................  72
SECTION 10.03. Limitation of Subsidiary Guarantor's Liability..  72
SECTION 10.04. Subsidiary Guarantors May Consolidate, etc.,
                on Certain Terms...............................  73
SECTION 10.05. Contribution....................................  74


SECTION 10.06. Waiver of Subrogation...........................  74
SECTION 10.07. Execution of Subsidiary Guarantee...............  75
SECTION 10.08. Waiver of Stay, Extension or Usury Laws.........  75


                                 ARTICLE ELEVEN
                                 MISCELLANEOUS

SECTION 11.01. TIA Controls....................................  76
SECTION 11.02. Notices.........................................  76
SECTION 11.03. Communications by Holders with Other Holders....  77
SECTION 11.04. Certificate and Opinion as to Conditions
                Precedent......................................  78
SECTION 11.05. Statements Required in Certificate or Opinion...  78
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.......  78
SECTION 11.07. Legal Holidays..................................  79
SECTION 11.08. Governing Law...................................  79
SECTION 11.09. No Adverse Interpretation of Other Agreements...  79
SECTION 11.10. No Recourse Against Others......................  79
SECTION 11.11. Successors......................................  79
SECTION 11.12. Counterparts....................................  79
SECTION 11.13. Severability....................................  80
SECTION 11.14. Entire Agreement................................  80


          THIS INDENTURE dated as of November 12, 1997, is among VIALOG CORPORATION, a Massachusetts corporation (the "Company"), TELEPHONE BUSINESS
                                               -------
MEETINGS, INC. d/b/a ACCESS CONFERENCE CALL SERVICE, a Delaware corporation, CONFERENCE SOURCE INTERNATIONAL, INC., a Georgia corporation, CALL POINTS, INC., a Delaware corporation, KENDALL SQUARE TELECONFERENCING, INC. d/b/a THE CONFERENCE CENTER, a Massachusetts corporation, AMERICAN CONFERENCING COMPANY, INC. d/b/a AMERICO, a Delaware corporation, and COMMUNICATION DEVELOPMENT CORPORATION, a Connecticut corporation (collectively, the "Subsidiary
                                                           ----------
Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust
----------
company, as Trustee (the "Trustee").
                          -------

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Series A Securities and the Series B Securities (as such terms are hereinafter defined), without preference of one such series over the other:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

          "Acquired Indebtedness" of any Person means Indebtedness of another
           ---------------------
Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or such Person's Subsidiaries or the assets to which such Indebtedness related prior to the time such Person becomes a Subsidiary of the Company or the time of such acquisition, merger or consolidation.

          "Adjusted Net Assets" has the meaning provided in Section 10.05.
           -------------------

          "Affiliate" means, when used with reference to any Person, any other
           ---------
Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings
                             -----------       ----------
correlative of the foregoing.

          "Affiliate Transaction" has the meaning provided in Section 4.12.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Asset Acquisition" means (i) an Investment by the Company or any
           -----------------
Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising an existing business (whether existing as a separate entity, subsidiary, division or unit of such Person).

          "Asset Proceeds Deficiency" has the meaning set forth in Section 4.17.
           -------------------------

          "Asset Proceeds Offer" has the meaning set forth in Section 4.17.
           --------------------

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or
           ----------
other disposition to any Person other than the Company or any of its Subsidiaries (including, without limitation, by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related
               --------
transactions, of (a) any Capital Stock of any Subsidiary held by the Company or any other Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Subsidiaries,
(c) any other properties or assets of the Company or any of its Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, or properties or assets in the ordinary course of business; provided that the
                                                         --------
transfer of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, will be governed by the provisions of
Section 5.01 and/or Section 4.16 and not by the provisions of Section 4.17. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (A) no longer used or (B) no longer useful in the business of the Company or its Subsidiaries; (ii) any lease of any property entered into the ordinary course of business and with respect to which the Company or any Subsidiary is the lessor, except any such lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the Fair Market Value thereof at the time the right to acquire such property is granted; (iii) a Restricted Payment or Permitted Investment permitted under Section 4.03; and
(iv) any transfers that, but for this clause (iv), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and (B) after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $1,000,000.

          "Attributable Indebtedness" in respect of a sale and leaseback
           -------------------------
transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of
 -------------------
rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Available Proceeds Amount" has the meaning set forth in Section 4.17.
           -------------------------

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the Board of
           ------------------
Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business" means the business of providing audio, video and
           --------
teleconferencing services.

          "Business Day" means any day other than a Saturday, Sunday or any
           ------------
other day on which banking institutions in The City of New York or Boston, Massachusetts are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or profit participation interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the
           ----------------------------
obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's'"); (iii) commercial
        ---                                        --------
paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 180 days from the date of acquisition thereof issued by any commercial bank including, without limitation, the Trustee, organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (iv) above, provided that all such deposits do not exceed
                                --------
$5,000,000 in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (iv) above, provided that
                                                               --------
such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (viii) investments in money market or other mutual funds including, without limitation, an SSgA mutual fund, substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of any of the following:  (i)
           -----------------
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person (as such term is used in Section 13(d)(3) of the Exchange
Act) other than to the Company or a Subsidiary Guarantor; (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where
(a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company not involving a merger or consolidation or a sale or other disposition of assets described in clause (i) above; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), excluding Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided that the
                                                              --------
sale of Voting Stock of the Company to a Person or Persons acting as underwriters in connection with a firm commitment underwriting shall not constitute a Change of Control; or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (other than by action of the Permitted Holders). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "Change of Control Offer" has the meaning provided in Section 4.16.
           -----------------------

          "Change of Control Payment" has the meaning provided in Section 4.16.
           -------------------------

          "Change of Control Payment Date" has the meaning provided in Section
           ------------------------------
4.16.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense, amortization expense and depreciation expense, and (B) other non-cash items (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period and other than any non-cash charge constituting an extraordinary item of loss, less other non-cash items increasing Consolidated Net Income, all as
      ----
determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial information is available (the "Four Quarter
                                                                   ------------
Period") ending on or prior to the date of the transaction or event giving rise
------
to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the

"Transaction Date") to Consolidated Fixed Charges of such Person for the Four
-----------------
Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the
                                                      --- -----
period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of any such Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness) at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA, based upon the four fiscal quarters of such Person for which financial information is available immediately preceding such Asset Acquisition, associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period; provided that
                                                                   --------
the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income." If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the
    -----
Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of
                   ---------
such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Common Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries (excluding amortization of deferred financing fees) for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount (other than any original issue discount on Indebtedness attributable to proceeds of the sale of warrants issued in connection with the Incurrence of such Indebtedness); (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP;

provided that there shall be excluded therefrom (a) after-tax gains from Asset
--------
Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a wholly-owned Subsidiary of the referent person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Net Worth" of any Person means the consolidated
           ----------------------
stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP.

          "Continuing Director" means, as of any date of determination, any
           -------------------
member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the Issue Date; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Covenant Defeasance" has the meaning set forth in Section 8.01(c).
           -------------------

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Disqualified Capital Stock" means any Capital Stock which, by its
           --------------------------
terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

          "Events of Default" has the meaning set forth in Section 6.01.
           -----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Existing Indebtedness" means up to $1.5 million in aggregate
           ---------------------
principal amount of Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

          "Fair Market Value" or "Fair Value" means, with respect to any asset
           -----------------      ----------
or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; provided,
                                                                   --------
however, that if the aggregate non-cash consideration to be received by the
-------
Company or any of its Subsidiaries from any Asset Sale could be reasonably likely to exceed $1.0 million, the Fair Market Value shall be determined by an Independent Financial Advisor.

          "Family Member" means, when used with reference to any natural Person,
           -------------
such Person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity), and shall mean a trust, the primary beneficiary of which is the Person's spouse, siblings, parents, children, or other lineal descendants (whether by adoption or consanguinity).

          "Financial Advisor" means an accounting, appraisal or investment
           -----------------
banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

          "Four Quarter Period" has the meaning set forth in the definition of
           -------------------
"Consolidated Fixed Charge Coverage Ratio" above.

          "Funding Guarantor" has the meaning provided in Section 10.05.
           -----------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" means a Security evidencing all or a part of the
           ---------------
Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit B.

          "Holder" or "Security holder" means a Person in whose name a Security
           ------      ---------------
is registered on the Registrar's books.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings
      ----------    --------    ----------       ---------
correlative to the foregoing); provided, however, that (A) any Indebtedness
                               --------  -------
assumed in connection with an acquisition of assets and any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company or at the time such Person is merged or consolidated with the Company or any subsidiary of the Company shall be deemed to be Incurred at the time of the acquisition of such assets or by such Subsidiary at the time it becomes, or is merged or consolidated with, a Subsidiary of the Company or by the Company at the time of such merger or consolidation, as the case may be, and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness unless such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount). A guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred by the Company or a Subsidiary Guarantor, as applicable, shall not be a separate incurrence of Indebtedness.

          "Indebtedness" means with respect to any Person, without duplication,
           ------------
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds but excluding endorsements of negotiable instruments and documents in the ordinary course of business, (vii) net liabilities of such Person under Interest Swap Obligations,
(viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the Obligations so secured have not
                          --------
been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair Market Value of the assets or property securing such Lien, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of
                          --------
any non-interest bearing Indebtedness or other Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall only be deemed to be Incurred as of the date of original issuance thereof.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof

          "Independent" when used with respect to any specified Person means
           -----------
such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

          "Initial Purchaser" means Jefferies & Company, Inc.
           -----------------

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Securities.

          "Interest Swap Obligations" means the obligations of any Person under
           -------------------------
any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

          "Investment" by any Person means any direct or indirect (i) loan,
           ----------
advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the Fair Market Value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise) (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person; (iii) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a Fair Market Value at least equal to the principal amount of the Indebtedness assumed, extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses made in the ordinary course of business, and endorsements of negotiable instruments and documents in the ordinary course of business); and (iv) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Subsidiary not sold or disposed of.

          "Issue Date" means the date on which the Series A Securities were
           ----------
first issued hereunder.

          "Lien" means, with respect to any Person, any mortgage, pledge, lien,
           ----
encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

          "Maturity Date" mean November 15, 2001.
           -------------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition and (2) after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements) and
(c) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Equity Proceeds" means (a) in the case of any sale by the Company
           -------------------
of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary issued after the Issue Date for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness to the Company or to any wholly-owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in each case (a) and (b) to the extent consummated after the Issue Date.

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offered Price" has the meaning set forth in Section 4.17.
           -------------

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or Assistant Treasurer, the Controller, the Secretary or Assistant Secretary of such Person.

          "Officers' Certificate" means a certificate signed by two officers of
           ---------------------
the Company (one of whom must be a principal executive officer, principal financial officer or principal accounting officer).

          "Opinion of Counsel" means a written opinion from legal counsel which
           ------------------
and who are reasonably acceptable to the Trustee.

          "Pari Passu Indebtedness" means any Indebtedness of the Company that
           -----------------------
is pari passu in right of payment to the Securities.
   ----------

          "Pari Passu Offer" has the meaning set forth in Section 4.17.
           ----------------

          "Paying Agent" shall have the meaning set forth in Section 2.03.
           ------------

          "Payment Amount" has the meaning set forth in Section 4.17.
           --------------

          "Payment Default" has the meaning set forth in Section 6.01.
           ---------------

          "Payment Restriction" has the meaning set forth in Section 4.14.
           -------------------

          "Permitted Holders" means the following Persons: J. Michael Powell,
           -----------------
Reynolds E. Moulton, Glenn D. Bolduc, William P. Pucci, David L. Lougee, John J. Dion, Joanna M. Jacobson, David L. Lipsky and Patti R. Bisbano, and any of their respective Affiliates and Family Members, each of the foregoing individually being a "Permitted Holder".

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

               (i)    Indebtedness under the Securities;

               (ii) Indebtedness under any Existing Indebtedness or under the Senior Credit Facility;

               (iii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

               (iv)   Permitted Refinancing Indebtedness;

               (v)    The Subsidiary Guarantees of the Securities;

               (vi)   Interest Swap Obligations of the Company; provided,
                                                                --------
     however, that such Interest Swap Obligations are entered into to protect
     -------
     the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap

     Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

               (vii) Indebtedness of a direct or indirect Subsidiary of the Company to the Company or to a direct or indirect Subsidiary of the Company for so long as such Indebtedness is held by the Company or a direct or indirect Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a direct or indirect Subsidiary of the Company; provided that if as of any date any Person other than the Company
              --------
     or a direct or indirect Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

               (viii) Indebtedness of the Company to a direct or indirect Subsidiary of the Company for so long as such Indebtedness is held by a direct or indirect Subsidiary of the Company in each case subject to no Lien; provided, that (a) any Indebtedness of the Company to any direct or
           --------
     indirect Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under this Indenture and the Securities, and (b) if as of any date any Person other than a direct or indirect Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; and

               (ix) additional Indebtedness not to exceed an aggregate principal amount of $1.0 million at any one time outstanding and any guarantee thereof.

          "Permitted Investments" means (a) Investments in cash and Cash
           ---------------------
Equivalents; (b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a direct or indirect Subsidiary of the Company; (c) any Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such
                           --------
Investment is unsecured; (d) Investments made by the Company or by its Subsidiaries as a result of an Asset Sale made in compliance with Section 4.17;
(e) Interest Swap Obligations to the extent the same constitute Permitted Indebtedness; (f) Investments in an amount not to exceed $2.5 million at any one time outstanding; (g) Investments held by any Person on the date such Person becomes a Subsidiary to the extent such Investments are not incurred in anticipation of or in connection with such acquisition; and (h) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary, provided that any stocks, obligations or securities received in
                 --------
settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received.

          "Permitted Liens" means, without duplication, each of the following:
           ---------------

               (i)    Liens existing as of the date of this Indenture;

               (ii) Liens securing the Securities, the Subsidiary Guarantees or any Indebtedness under the Senior Credit Facility;

               (iii) Liens in favor of the Company or as otherwise permitted by clause (vii) of the definition of "Permitted Indebtedness";

               (iv) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

               (v) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent for more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

               (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (vii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall have not expired;

               (viii) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

               (ix) Liens securing Purchase Money Indebtedness incurred in compliance with Section 4.04; provided, however, that (i) the related
                                   --------  -------
     Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary other than the property or assets so acquired and any proceeds therefrom and (ii) the Lien securing any such Indebtedness shall be created within 90 days of such acquisition;

               (x) Liens securing obligations under or in respect of Interest Swap Obligations;

               (xi) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

               (xii) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

               (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

               (xiv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided that such Liens were in existence prior to the
                 --------
     contemplation of the acquisition and do not extend to any assets other than the property of such Person or the acquired property (and the proceeds thereof), as applicable; and

               (xv) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens
     (a) are no less favorable to the Holders and not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
           ----------------------------------
Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries incurred pursuant to clause (i), (ii) or (v) of the definition of "Permitted Indebtedness"; provided
                                                                       --------
that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so exchanged, refinanced, renewed, replaced, defeased or refunded (plus the amount of related prepayment penalties, fees and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Subsidiary Guarantees, such Permitted Refinancing

Indebtedness is subordinated in right of payment to, the Securities or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being exchanged, refinanced, renewed, replaced, defeased or refunded.

          "Person" means an individual, trustee, corporation, partnership,
           ------
limited liability company, joint stock company, trust, unincorporated organization, joint venture, union, business association, firm, governmental agency or political subdivision thereof or other legal entity.

          "Physical Securities" has the meaning set forth in Section 2.01.
           -------------------

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Principal" of any Indebtedness (including the Securities) means the
           ---------
principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Exchange Notes" has the meaning provided in the Registration
           ----------------------
Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Series A Securities in the form set forth on Exhibit A-1.

          "Public Equity Offering" means an underwritten offer and sale of
           ----------------------
Qualified Capital Stock of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Purchase Agreement" means the purchase agreement dated as of November
           ------------------
12, 1997 by and among the Company, the Subsidiary Guarantors named therein and the Initial Purchaser.

          "Purchase Date" means the Change of Control Payment Date or purchase
           -------------
date with respect to an Asset Proceeds Offer, as applicable.

          "Purchase Money Indebtedness" means Indebtedness or that portion of
           ---------------------------
Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition by the Company or such Subsidiary, subsequent to the Issue Date, of any property or assets.

          "Purchase Offer" means either a Change of Control Offer or an Asset
           --------------
Proceeds Offer, as applicable.

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Institutional Buyer" or "QIB" has the meaning specified in
           -----------------------------      ---
Rule 144A under the Securities Act.

          "Record Date" means the Record Dates specified in the Securities.
           -----------

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to the terms of this Indenture and Paragraph 5 in the forms of Security annexed hereto as Exhibit A-1 and A-2.

          "Redemption Price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to the terms of this Indenture and Paragraph 5 in the forms of Security annexed hereto as Exhibit A-1 and A-2.

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have
                                    ----------       -----------
correlative meanings.

          "Registered Exchange Offer" means the offer to exchange the Series B
           -------------------------
Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

          "Registrar" has the meaning set forth in Section 2.03.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement by and among the Company, the Subsidiary Guarantors named therein and the Initial Purchaser, relating to the Securities and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

          "Resale Restriction Termination Date" has the meaning provided in
           -----------------------------------
Section 2.15.

          "Responsible Officer," when used with respect to the Trustee, means
           -------------------
any officer within the Corporate Trust Group (or any successor group) of the Trustee, including without limitation any Vice President, any Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to particular corporate trust matters, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning provided in Section 4.03.
           ------------------

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act and includes, without limitation, any Private Exchange Note (as defined in the Registration Rights Agreement); provided that the
                                                        --------
Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Rule 144A" means Rule 144A promulgated under the Securities Act, as
           ---------
such Rule may be amended from time to time, or any similar role (other than Rule
144) or regulation hereinafter adopted by the SEC.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities" means the Series A Securities and Series B Securities as
           ----------
amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Senior Credit Facility" means, with respect to the Company, a senior
           ----------------------
bank financing credit facility to be provided to the Company by Coast Business Credit (or an affiliate thereof), pursuant to the proposal letter dated October 29, 1997, consisting of a revolving credit, term loan and capital expenditure facility in the aggregate principal amount of $15.0 million.

          "Series A Securities" means the 12 3/4% Series A Senior Notes due
           -------------------
November 15, 2001, being issued and sold pursuant to the Purchase Agreement and this Indenture.

          "Series B Securities" means the 12 3/4% Series B Senior Notes due
           -------------------
November 15, 2001 (the terms of which are identical to the Series A Securities except that the offer and sale of the Series B Securities shall be registered under the Securities Act, and such securities shall not contain the restrictive legend on the face of the form of the Series A Securities), to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and this Indenture.

          "Specified Affiliate Transactions" means certain transactions among
           --------------------------------
the Company and Subsidiaries and certain Affiliates which were entered into prior to the Issue Date as set forth in Schedule I to this Indenture.

          "Subordinated Indebtedness" means any Indebtedness of the Company or a
           -------------------------
Subsidiary Guarantor which, by its terms, is expressly subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be.

          "Subsidiary," with respect to any Person, means (i) any corporation of
           ----------
which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary Guarantee" means any guarantee of the Securities by a
           --------------------
Subsidiary Guarantor in accordance with the provisions described under Article Ten.

          "Subsidiary Guarantor" means (i) each of  Telephone Business Meetings,
           --------------------
Inc. d/b/a/ Access Conference Call Service, Conference Source International, Inc., Call Points, Inc., Kendall Square Teleconferencing, Inc. d/b/a/ The Conference Center, American Conferencing Company, Inc. d/b/a Americo, and Communication Development Corporation, each of which is a wholly-owned subsidiary of the Company, and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided that
                                                                   --------
any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Trust Officer" means any officer within the corporate trust
           -------------
administration department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "U.S. Government Obligations" has the meaning provided in Section
           ---------------------------
8.01.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" means, with respect to any Person, securities of any
           ------------
class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly-owned Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person of which all the outstanding voting securities which normally have the right to vote in the election of directors, other than director's qualifying shares, are owned by such Person or any wholly-owned Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;
           ----------

          "indenture securities" means the Securities;
           --------------------

          "indenture security holder" means a Holder or a Security holder;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee; and
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company, any
           -------
Subsidiary Guarantor or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

          The Series A Securities and Series B Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, respectively. The Securities may have notations, legends or endorsements (including notations relating to the Guarantee) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Subsidiary Guarantee) on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities and the Subsidiary Guarantee shall constitute, and are hereby expressly made, a part of this Indenture. The Series A Securities and the Series B Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

          Series A Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-1 ("Global
                                                                      ------
Securities"), deposited with the Trustee, as custodian for the Depository, and
----------
shall bear the legend set forth on Exhibit B. Series B Securities (other than any constituting Private Exchange Notes) shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-2, deposited with the Trustee, as custodian for the Depositary, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Series A Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph and any Series B Securities constituting Private Exchange Notes shall be issued in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A-1 and Exhibit A-2, respectively (the "Physical Securities").
                        -------------------

SECTION 2.02.  Execution and Authentication.
               ----------------------------

          Two Officers, or an Officer and a Clerk or Assistant Clerk, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be affixed to or imprinted or reproduced on the Securities.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 10.07.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. For the purpose of determining the date of issuance of any Security, an authentication by the applicable unit agent of a unit of which such Security is a part shall be deemed to be the authentication by the Trustee of the applicable Security.

          The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount of $75,000,000 and (ii) Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series and type of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $75,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency in The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), and (b) Securities may be presented or
                           ---------
surrendered for payment

("Paying Agent"). The Registrar shall keep a register of the Securities and of
  ------------
their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrar and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional
                                     ------------
Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Except as set forth in Section 2.13, neither the Company nor any Affiliate of the Company may act as Paying Agent.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.
               ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by such Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets. If the Company or any of its Affiliates acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. During the continuance of any Event of Default, the Trustee shall serve as the sole Paying Agent of the Securities.

SECTION 2.05.  Securityholder Lists.
               --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series and other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange
--------  -------
shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar or co-

Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.16, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part,
(iii) during a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Section 4.16 or 4.17, or (iv) between a Record Date and the next succeeding Interest Payment Date.

          Any Holder of the Global Security shall, by acceptance of such Global Security, agree that, subject to Section 2.15(d), transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.
               ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon the Company's written request, shall authenticate a replacement Security of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding
             ---- ----
upon surrender of such Security and replacement thereof pursuant to Section
2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.
               -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledge's right so to act with respect to the Securities and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of any of them.

          The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

SECTION 2.10.  Temporary Securities.
               --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon the Company's written request, authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.  CUSIP Number.
               ------------

          The Company in issuing each series of the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such
                                                    --------
notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the Securities and any change in such CUSIP number.

SECTION 2.13.  Deposit of Moneys.
               -----------------

          Prior to 11:00 a.m. Boston time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be, and so as to permit the Paying Agent to remit payment in immediately available funds to the Holders on such Interest Payment Date or Maturity Date, as the case may be. Alternatively, the Company may make payments on the Securities by wire transfer, in same day funds, or, in the case of Physical Securities, by check delivered to the Holders thereof at their registered addresses. To the extent the Company makes such payments directly to the Holders, the Company shall simultaneously notify the Trustee thereof in writing.

SECTION 2.14.  Book-Entry Provisions for Global Securities.
               -------------------------------------------

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Global Securities may be transferred as a whole, and interests of beneficial owners in Global Securities may be transferred or exchanged for Physical Securities, only in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

          (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section shall, except as otherwise provided by Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Exhibit A-1.

          (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.15.  Registration of Transfers and Exchanges.
               ---------------------------------------

          (a)  Transfer and Exchange of Physical Securities.  When Physical
               --------------------------------------------
Securities are presented to the Registrar with a request:

               (i)   to register the transfer of the Physical Securities; or

               (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Section 2.15 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for
--------  -------
registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Security, or any predecessor thereto and
               (y) such later date, if any, as may be required by
               any subsequent change in applicable law (the "Resale Restriction
                                                             ------------------
               Termination Date"), such Physical Securities shall be
               ----------------
               accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

               (A) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

               (B) if such Physical Security is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act) in accordance with Rule 144A promulgated under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S promulgated under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

               (C) if such Physical Security is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 promulgated under the Securities Act, delivery of a Transferee Letter of Representation in the form of Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

               (D) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b)  Restrictions on Transfer of a Physical Security for a Beneficial
               ----------------------------------------------------------------
Interest in a Global Security.  A Physical Security may not be exchanged for a
-----------------------------
beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

               (A) certification, substantially in the form of Exhibit C hereto, that such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act) in accordance with Rule 144A promulgated under the Securities Act; and

               (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Registrar shall authenticate a new Global Security in the appropriate amount.

          (c)  Transfer and Exchange of Global Securities.  The transfer and
               ------------------------------------------
exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          (d)  Exchange of a Beneficial Interest in a Global Security for a
               ------------------------------------------------------------
Physical Security.
-----------------

               (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C hereto); or

                    (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act) in accordance with Rule 144A promulgated under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S promulgated under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto); or

                    (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 promulgated under the Securities Act, delivery of a Transferee Letter of Representation in the form of Exhibit D hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Registrar will authenticate and deliver to the transferee a Physical Security.

               (ii) Physical Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.15(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          (e)  Restrictions on Transfer and Exchange of Global Securities.
               ----------------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.15), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend only if,
(i) the circumstances contemplated by paragraph (a)(ii)(II) of this Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (g)  Authentication of Physical Securities in Absence of Depositary.
               --------------------------------------------------------------
If at any time:

               (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary for the Global Security is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Registrar in writing that it elects to cause the issuance of Physical Securities under this Indenture,

then the Company will execute, and the Registrar, upon receipt of an Officers' Certificate requesting the authentication and delivery of Physical Securities, will authenticate and deliver Physical Securities, in an aggregate principal amount equal to the aggregate principal amount of Securities represented by the Global Security, in exchange for such Global Security.

          (h)  General.  By its acceptance of any Security bearing the Private
               -------
Placement Legend, each Holder of, and each beneficial interest in, such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.16.  Designation.
               -----------

          The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

SECTION 2.17.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Trustee may fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the payment date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Securities pursuant to Section 3.07 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities to Be Redeemed.
               --------------------------------------

          If less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such
                                               --- ----
method as the Trustee shall deem fair and appropriate.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $ 1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Trustee, at the Company's request made at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing) shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at the addresses of such Holders as they appear in the register maintained by the Register pursuant to
Section 2.03. The Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

          (8) the subparagraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of notice to any other Holder.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or before 11:00 a.m. (Boston time) on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee, upon the Company's written request, shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07   Optional Redemption.
               --------------------

          (a) The Securities shall be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 1999 at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on November 15 of the year set forth below (but not including the date of maturity), plus, in each case, accrued and unpaid interest thereon to the Redemption Date.


          Year                                                Percentage
          1999.............................................      110%
          2000.............................................      105%

          (b) Notwithstanding the foregoing, at any time on or prior to November 15, 1999, the Company may redeem, in whole or in part, from time to time, up to an aggregate of 35% of the original principal amount of Securities at a Redemption Price of 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, with the net proceeds of any Public Equity Offering; provided that at least 65% in aggregate of the original
                        --------
principal amount of Securities remain outstanding immediately after the occurrence
of such redemption; and, provided, further, that such redemption occurs within
                         --------  -------
90 days of the date of the closing of such Public Equity Offering.

          In addition, prior to November 15, 1999, the Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (expressed as a percentage of principal amount) equal to the sum of the principal amount of such Notes plus the applicable Make-Whole Premium thereon at the time of redemption (subject to the right of Holders of record on the relevant record date to receive interest due to the relevant interest payment date).

          The following definitions are used to determine the applicable Make-Whole Premium:

          "Applicable Make-Whole Premium" means, with respect to a Note at the redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value of such time of (1) the redemption price of such Note at November 15, 1999 plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Note through November 1, 1999, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Note at such time.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity) of the Notes; provided, however, that if the average life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  Procedures for Purchase Offers.
               ------------------------------

          Notice of a Purchase Offer pursuant to this Section 3.08 shall be mailed or caused to be mailed, by first class mail, by the Company not less than 30 nor more than 60 days before the Purchase Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Purchase Offer and shall state the following terms:

          (1) the section of the Indenture pursuant to which the Purchase Offer is being made and that all Securities properly tendered will be accepted for payment; provided, however, that if the aggregate principal
                        --------  -------
               amount of Securities tendered in connection with an Asset Proceeds Offer plus accrued interest at the expiration of such offer exceeds the Payment Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such
                                               --- ----
               adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

          (2) the purchase price (including the amount of accrued interest) and the Purchase Date and that the Purchase Offer will remain open for at least 20 Business Days and until the close of business on the Business Day prior to the Purchase Date;

          (3) that any Security not properly tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Security purchased pursuant to a Purchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

          (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that
                                                                  --------
               each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before 11:00 a.m. (Boston time) on the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Purchase Offer which are to be purchased in accordance with item
(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or otherwise deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of any Purchase Offer, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Securities pursuant to a Purchase Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Purchase Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Purchase Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Purchase Offer by virtue thereof.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

          The Company shall pay the principal of and interest on the Securities in Boston, Massachusetts in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

          Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain in The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the address of the Trustee set forth in Section 11.02. The Company hereby initially designates the office of the Trustee, as its office or agency in The City of New York.

SECTION 4.03.  Limitation on Restricted Payments.
               ---------------------------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, (b) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or (c) make any Investment (other than Permitted Investments) in any Person (each of the foregoing prohibited actions set forth in clauses (a), (b) and (c) being referred to as a "Restricted
                                                                      ----------
Payment"), if at the time of such proposed Restricted Payment or immediately
-------
after giving effect thereto, (i) a Default or an Event of Default has occurred and is continuing or would result therefrom, or (ii) the Company is not able to Incur at least $ 1.00 of additional Indebtedness in accordance with paragraph
(b) of Section 4.04 (as if such Restricted Payment had been made as of the last day of the Four Quarter Period), or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date exceeds or would exceed the sum of: (v) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; (w) 100% of the aggregate Net Equity Proceeds received by the Company from any Person from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company other than any Qualified Capital Stock sold to a Subsidiary of the Company; (x) the aggregate net cash proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company; (y) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange; and (z) an amount equal to the net reduction in Investments, subsequent to the date of the Indenture, in any Person resulting from payments of interest on debt, dividends, repayments of loans or advances, return of capital, or other transfers of property (but only to the extent such distributions are not included in the calculation of Consolidated Net Income), in each case, to the Company or any Subsidiary from any Person, not to exceed in the case of any Person, the amount of Investments previously made by the Company or any Subsidiary in such Person and which was treated as a Restricted Payment.

          Notwithstanding the foregoing, these provisions do not prohibit: (1) the acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; (2) the acquisition of any Subordinated Indebtedness of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the

Company) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Permitted Refinancing Indebtedness; or (3) loans by the Company or any Subsidiary to employees in the ordinary course of business up to an aggregate principal amount of $250,000 at any one time outstanding; provided, however,
                                                          --------  -------
that in the case of clauses (1), (2) and (3) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1)(ii), (2)(i) and (2)(ii)(A) of this paragraph shall, in each case, be included in such calculation.

          For purposes of the foregoing provisions, the amount of any Restricted Payment (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

          For purposes of this Section 4.03, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

SECTION 4.04.  Limitation on Indebtedness.
               --------------------------

          (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness (other than Permitted Indebtedness).

          (b) Notwithstanding the foregoing limitations, the Company and its Subsidiaries may Incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case, if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately after giving effect to such proposed Incurrence on a pro forma basis , the
                                                     --- -----
Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1.0 if such proposed Incurrence is on or prior to December 31, 1998; and at least equal to 3.0 to 1.0 if such proposed Incurrence is thereafter.

          (c) Neither the Company nor any Subsidiary Guarantor will, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

          (d) Notwithstanding the foregoing limitations, the Company and its Subsidiaries may Incur no more than $15 million of secured Indebtedness.

SECTION 4.05.  Corporate Existence.
               -------------------

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that
                                                        --------  -------
the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 4.06.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay
              --------  -------
or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.  Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, s o that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that
                                                    --------  -------
nothing in this Section 4.07 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

          (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

SECTION 4.08.  Compliance Certificate:  Notice of Default; Tax Information.
               -----------------------------------------------------------

          (a) For so long as any of the Securities are outstanding or any obligation of the Company or the Subsidiary Guarantors with respect thereto remains unpaid finally and in full, the Company shall deliver to the Trustee, within 120 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. Upon the qualifications of this Indenture under the TIA, such Officer's Certificate shall comply with TIA (S)314(a)(4).

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or 5 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

          (d) The Company shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by law.

SECTION 4.09.  Compliance with Laws.
               --------------------

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.  SEC Reports.
               -----------

          (a) For so long as any of the Securities remain outstanding or any obligation of the Company or the Subsidiary Guarantors with respect thereto remains unpaid finally and in full, the Company will file with the SEC all information, documents and reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), without exhibits, which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA (S) 314(a).

          (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

          (c) For so long as any of the Securities remain outstanding or any obligation of the Company or the Subsidiary Guarantors with respect thereto remains unpaid finally and in full, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has consummated the exchange offer the Series A Securities for Series B Securities which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Securities pursuant to an effective registration statement filed by the Company.

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each an "Affiliate Transaction") but excluding Specified Affiliate Transactions, except
----------------------
in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $250,000 shall be approved by a majority of the independent members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5,000,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee. Notwithstanding the foregoing, the restrictions set forth in this
Section 4.12 shall not apply to (i) transactions between the Company and any Subsidiary Guarantor or between Subsidiary Guarantors, (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management, or (iii) Restricted Payments not prohibited by Section 4.03.

SECTION 4.13.  Limitation on Conduct of Business.
               ---------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, engage in the conduct of any business other than the Business on a basis consistent with the conduct of such business as it is conducted on the Issue Date.

SECTION 4.14.  Limitation on Dividend and Other
               Payment Restrictions Affecting Subsidiaries.
               -------------------------------------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (each such encumbrance or restriction in clause (a), (b), or (c) a "Payment Restriction"), except for such
                                          -------------------
encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) this Indenture; (3) customary non-assignment provisions of any lease or license agreements or similar agreements entered into the ordinary course of business of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness Incurred in accordance with paragraph (b) of Section 4.04; provided
                                                                        --------
that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, becoming a Subsidiary of the Company; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with this Indenture solely in respect of the assets to be sold pursuant to such contract; (7) any restrictions on the sale or other disposition or encumbrance of any property securing Indebtedness as a result of a Permitted Lien on such property; (8) any agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired and are not or were not created in anticipation of or in connection with the acquisition thereof; (9) the Senior Credit Facility; or (10) any encumbrance or restriction contained in Permitted Indebtedness or Permitted Refinancing Indebtedness Incurred to Refinance the Indebtedness Incurred pursuant to an agreement referred to in clauses (4), (5) or (9) above; provided,
                                                                       --------
that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the Company or to the Holders in any material respect in the reasonable and good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(4), (5) or (9).

SECTION 4.15.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the Issue Date, or any income, profits or proceeds therefrom, or convey any right to receive income therefrom. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness incurred in accordance with the provisions of Section 4.04, provided that any such Lien extends only to the
                            --------
property or assets that were subject to such Lien prior to the related acquisition by the Company or such Subsidiary and was not created, incurred or assumed in contemplation of such transaction. The incurrence of additional secured Indebtedness by the Company and its Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under Section 4.04.

SECTION 4.16.  Offer to Repurchase Upon Change of Control.
               ------------------------------------------

          (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $ 1,000 or an integral multiple thereof) of such Holder's Securities on a Business Day (the "Change of Control Payment Date") not more
                                   ------------------------------
than 60 nor less than 30 days following such Change of Control, pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash
                            -----------------------
equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").
                                               -------------------------
Within 30 days following any Change of Control, the Trustee, at the written direction of the Company, shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and the Company's offer to repurchase Securities pursuant to the procedures required by
Section 3.08 and 4.16 and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted, together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or otherwise deliver to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a
                     --------
principal amount of $ 1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

          (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.17.  Asset Sales.
               -----------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in an Asset Sale unless (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Properties issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount
                                                       --------
of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Securities or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days of closing such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Within 180 days after the receipt of any Net Cash Proceeds from any Asset Sale, the Company may (i) apply all or any of the Net Cash Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or
(ii) invest all or any part of the Net Cash Proceeds thereof in properties and other capital assets that replace the properties or other capital assets that were the subject of such Asset Sale or in other properties or other capital assets that will be used in the Business. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Available Proceeds Amount." When
                                             -------------------------
the aggregate Available Proceeds Amount exceeds $2,500,000, the Company shall make an offer to purchase, from all Holders of the Securities and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Securities and any such Pari Passu Indebtedness equal to such Available Proceeds Amount as follows:

          (i)  (A)  The Company shall make an offer to purchase (an "Asset
                                                                    -----
     Proceeds Offer") from all Holders of the Securities in accordance with the
     --------------
     procedures set forth in this Indenture the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Payment Amount") equal to the product of such Available
                        --------------
     Proceeds Amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness, if any (subject to probation in the event such amount is less than the aggregate Offered Price (as defined in clause (ii) below) of all Securities tendered), and (B) to the extent required by any such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the

     Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount")
      ----------------                      ------------------------------
     equal to the excess of the Available Proceeds Amount over the Payment
     Amount.

          (ii) The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities tendered pursuant to an Asset Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Asset Proceeds Offer is consummated (the "Offered
                                                                     -------
     Price"), in accordance with the procedures set forth in this Indenture.  To
     -----
     the extent that the aggregate Offered Price of the Securities tendered pursuant to an Asset Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting an "Asset
                                                                         -----
     Proceeds Deficiency"), the Company may use such Asset Proceeds Deficiency,
     -------------------
     or a portion thereof, for general corporate purposes, subject to the limitations of Section 4.03.

          (iii) If the aggregate Offered Price of Securities validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Securities to be purchased will be selected on a pro rata basis. Upon completion of
                                           --- ----
     such Net Proceeds Offer and Pari Passu Offer, the amount of Available Proceeds Amount shall be reset to zero.

          The Company shall not permit any Subsidiary to enter into or suffer to exist any agreement (excluding Permitted Liens) that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described above.

          Any amounts remaining after the purchase of Securities pursuant to an Asset Proceeds Offer shall be returned by the Trustee to the Company.

SECTION 4.18.  Limitation on Issuances and Sales of Capital Stock of
               -----------------------------------------------------
Subsidiaries.
------------

          The Company shall not cause or permit any of its Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a wholly-owned Subsidiary of the Company) or permit any Person (other than the Company or a wholly-owned Subsidiary of the Company) to own or hold any Capital Stock of any Subsidiary of the Company or any Lien or security interest therein; provided,
                                                                    --------
however, that this Section 4.18 shall not prohibit the disposition (by sale,
-------
merger or otherwise) of all of the Capital Stock of a Subsidiary provided any Net Cash Proceeds therefrom are applied in accordance with Section 4.17.

SECTION 4.19.  Limitation on Status as Investment Company.
               ------------------------------------------

          The Company shall not, nor shall it permit any Subsidiary Guarantor to, register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

SECTION 4.20.  Sale and Leaseback Transactions.
               -------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or
                                                   --------
any Subsidiary, as applicable, may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in clause (b) of Section 4.04 and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under Section 4.15, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under Section 4.17.

SECTION 4.21.  Additional Subsidiary Guarantees.
               --------------------------------

          If the Company or any of its Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary having total assets with a book value in excess of $50,000, then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall fully and unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

SECTION 4.22.  Limitation on Dividends.
               -----------------------

          The Company will not declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Consolidations and Sale of Assets.
               ------------------------------------------

          (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be
                                                ----------------
a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph
(b) of Section 4.04 hereof; provided that in determining the Consolidated Fixed
                            --------
Charge Coverage Ratio of the Company or such Surviving Entity, as the case may be, such ratio shall be calculated on a pro forma basis as if the transaction
                                        ---------
(including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period; (iii) immediately before and immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

          (c) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.17) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person or sell, assign, transfer, care, convey or otherwise dispose of all or substantially all of its assets, other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), or to which such disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Subsidiary Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company
                                               --- -----
could satisfy the provisions of clause (a)(ii) of this Section 5.01. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clauses (a)(iii) and (a)(iv) of this Section 5.01.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if:
              ----------------

          (1) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days or more; or

          (2) the Company fails to pay the principal of or premium on any Security, when such principal or premium becomes due and payable, whether at maturity, upon redemption or otherwise (including the failure to make a payment to purchase securities properly tendered pursuant to a Change of Control Offer or an Asset Proceeds Offer); or

          (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture or any Security Document which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of outstanding Securities (except in the case of a default with respect to Section 5.01 hereof, which will constitute an Event of Default with notice but without passage of time); or

          (4) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company) which default (a) is caused by a failure to pay principal of, interest or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or (b) results in the acceleration of such
                 ---------------
     Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $1,000,000; or

          (5) one or more judgments in an aggregate amount in excess of $1,000,000 (which are not covered by third-party insurance as to which a financially sound insurer has not disclaimed coverage) being rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (6) the Company or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

          (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a Custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (8) any of the Subsidiary Guarantees ceases to be in full force and effect, or any of the Subsidiary Guarantees is declared to be null and void and unenforceable or any of the Subsidiary Guarantees is found to be invalid or any of the Subsidiary Guarantors denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

          The Trustee shall, within 90 days after the occurrence of any Default actually known to it, give to the Holders notice of such Default; provided that,
                                                                  --------
except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Notwithstanding the foregoing, if an Event of Default specified in
Section 6.01(4) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each
                                                             --------
case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration).

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default with respect to the Company specified in clauses (6) or (7) above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become due and payable without any declaration or
                 ---- -----
other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal and premium, if any, and interest of the Securities which has become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Security holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------

          Subject to Sections 2.09, 6.02, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.
               -------------------

          Subject to Section 2.09, the Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Security holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed
                    --------
proper by the Trustee which is not inconsistent with such direction.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture or any Security Document the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          Subject to Section 6.07 below, a Security holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Security holder may not use this Indenture to prejudice the rights of another Security holder or to obtain a preference or priority over such other Security holder.

SECTION 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Security holders allowed in any judicial proceedings relating to the Company or the Subsidiary Guarantors, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Security holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Security holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Trustee may also take any other action with respect to such claims as it deems necessary or advisable, including participating as a member of any official committee of creditors appointed in such proceeding. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Security holder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company or the Subsidiary Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Security holders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12.  Restoration of Rights and Remedies.
               ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform, on their face, to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive security or indemnity reasonably satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Subsidiary Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

          (h) Except with respect to Section 4.01 and 4.08 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any event of Default occurring pursuant to Sections 6.01(1) and 6.01(2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money by a Paying Agent other than the Trustee and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the validity or perfection, if any, of Liens granted under this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.  Notice of Default.
               -----------------

          If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Security holder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make any payment due on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Purchase Date pursuant to a Purchase Offer, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

          This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

          Within 60 days after each May 15 beginning with May 15, 1998, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such June 15 that complies with TIA
(S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder (which shall be agreed to from time to time by the Company and the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

          The Company shall indemnify the Trustee and each predecessor trustee for, and hold it harmless against, any loss, liability, claim, damage or expense incurred by the Trustee without negligence or willful misconduct on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to its rights under Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Security holder.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least

10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Security holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.
               ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee and/or its ultimate parent entity shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          The Trustee shall have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided, however, that there
                                              --------  -------
shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee, in its capacity as Trustee hereunder shall comply with TIA (S) 311(a), excluding, in accordance with TIA (S)(S) 311(a) and 311(b), any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 31I(a) to the extent indicated.

                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Legal Defeasance and Covenant Defeasance.
               ----------------------------------------

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities and the Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance
               ----------------
means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters
                 -----------
under this Indenture referred to in (i) and (ii) below, and to have satisfied all their respective obligations under such Securities, the Subsidiary Guarantees and this Indenture, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and the Subsidiary Guarantors shall be released and discharged from their respective obligations under any covenant contained in Article 5 and in Sections 4.03 through 4.22 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities
                                   -------------------
shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4) or (5) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (1) The Company shall have irrevocably deposited or caused to be deposited, in trust, with the Trustee, for the benefit of the Holders, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to
                                    ---------------------------
     principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities (whether at stated maturity or on the applicable redemption date);

          (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

          (3) The Trustee shall have received Officers' Certificates stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(6) or (7) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

          (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the

     Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

          (7) The Company shall have delivered to the Trustee an Officer's Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company or any Subsidiary with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any Subsidiary or others;

          (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those rights arising under this Indenture, and (B) the 91st day following the deposit after the trust funds will not be subject to any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any
     --------  -------
     case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

          (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section
     8.01 have been complied with.

          In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.  Satisfaction and Discharge.
               --------------------------

          This Indenture shall upon the request of the Company cease to be of further effect (except as provided in Section 8.03) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (a)  either

          (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Securities for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (ii) all such Securities not theretofore delivered to the Trustee for cancellation

               (A)  have become due and payable, or

               (B) will become due and payable at their maturity within one year, or

               (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or U.S. Government Obligations in an amount sufficient (as certified by an independent public accountant designated by the Company) to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or the stated maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to paid all other sums then due and payable hereunder by the Company;

          (c) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

          (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.  Survival of Certain Obligations.
               -------------------------------

          Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08. 2.10, 2.12, 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.07(a),
4.02, 6.07, Article Seven, Sections 8.04, 8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.  Acknowledgment of Discharge by Trustee.
               --------------------------------------

          Subject to Section 8.07, after (i) the conditions of Section 8.01 or
8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.  Application of Trust Assets.
               ---------------------------

          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight in the irrevocable trust established pursuant to Section 8.01 or 8.02. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, either directly or through the Paying Agent, in accordance with this Indenture to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 or 8.02 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.  Repayment to the Company or Subsidiary Guarantors:  Unclaimed
               -------------------------------------------------------------
               Money.
               -----

          Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for one year after payment to the Holders is required; provided, however, that the Trustee and the Paying
                            --------  -------
Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company of any Subsidiary Guarantor, as the case may be, Security holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture provided, however, that if the Company or the
                                  --------  -------
Subsidiary Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.
               --------------------------

          The Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Security holder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder; or

          (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

          (6) to add or release any Subsidiary Guarantor pursuant to the terms of this Indenture; or

          (7) to evidence and provide for the acceptance or appointment hereunder by a successor Trustee with respect to the Securities.
provided that the Company has delivered to the Trustee an Opinion of Counsel and
--------
an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.
               -----------------------

          Subject to Section 6.07, the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected hereby, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

          (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Subsidiary Guarantees;

          (2) reduce the rate or change the time for payment of interest, including default interest, on any Security;

          (3)  reduce the principal amount of any Security;

          (4) change the Maturity Date of any Security, or change the date on which any Securities may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

          (6)  make any changes in Section 6.04, 6.07 or this Section 9.02;

          (7) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture, the Securities and the Guarantees as in effect on the date hereof,

          (8) affect the ranking of the Securities or the Guarantees, in each case in a manner adverse to the Holders;

          (9) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer, or an Asset Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

          (10) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.
               -------------------

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  Notation on or Exchange of Securities.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, Etc.
               --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine provided that the Trustee may, but
                                         --------
shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under
Section 7.07 for any such expense.

                                  ARTICLE TEN

                                   GUARANTEE

SECTION 10.01. Unconditional Guarantee.
               -----------------------

          Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of a Security authenticated and delivered
---------------------
by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses
(i) and (ii) above, to the limitations set forth in Section 10.03. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Subsidiary Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Securityholder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantees. A Subsidiary Guarantee shall not become valid or obligatory for any purpose with respect to a Security unless the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

SECTION 10.02. Severability.
               ------------

          In case any provision of the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03. Limitation of Subsidiary Guarantor's Liability.
               ----------------------------------------------

          Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

SECTION 10.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
               -------------------------------------------------------------

          (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

          (b)  Except as set forth in Article Four, Article Five hereof and
Section 10.04(c), nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into other Persons other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) or shall prevent any sale of assets, or conveyance of the property, of a Subsidiary Guarantor as an entirety or substantially as an entirety, to Persons other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, (i) immediately after such
                       -----------------
transaction, and giving effect thereto such transaction does not (a) violate any covenants set forth herein or (b) result in a Default or Event of Default under this Indenture that is continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee set forth in this Article Ten, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the Person that shall have acquired such assets or property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided, however, that solely
                                                 --------  -------
for purposes of computing amounts described in subclause (iii) of the first paragraph of Section 4.03 any such successor Person shall only be deemed to have succeeded to and be substituted for any Subsidiary Guarantor with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

          (c) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture (including, without limitation, Sections 4.17, 4.20 and 4.21), such Subsidiary Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that
--------  -------
all obligations of such Subsidiary Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          The Trustee shall deliver an appropriate instrument or instruments evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.04. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Twelve.

SECTION 10.05. Contribution.
               ------------

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the
                                                        ----- --
event any payment or distribution is made by any Subsidiary Guarantor (a

"Funding Guarantor") under the Subsidiary Guarantee, such Funding Guarantor
------------------
shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor
--- ----
(including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary
                                       -------------------
Guarantor at any date shall
mean the lesser of the amount by which (x) the Fair Value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Indebtedness Subordinated to such Subsidiary Guarantor's Subsidiary Guarantee)), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

SECTION 10.06. Waiver of Subrogation.
               ---------------------

          Until all Subsidiary Guarantee Obligations are paid in full each Subsidiary Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07. Execution of Subsidiary Guarantee.
               ---------------------------------

          To evidence their guarantee to the Securityholders set forth in this Article Ten, the Subsidiary Guarantors hereby agree to execute the Subsidiary Guarantee in substantially the form included in Exhibit A-1 and A-2, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary

Guarantor by an Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signature upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Security on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.

SECTION 10.08. Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01. TIA Controls.
               ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Sections 310 to 318, inclusively of the TIA, the imposed duties shall control.

SECTION 11.02. Notices.
               -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          VIALOG Corporation
          Ten New England Business Center, Suite 302
          Andover, Massachusetts 01810
          Attention:  President

          Facsimile:  (978) 975-7208
          Telephone:  (978) 975-3700

          with copies to:

          Mirick, O'Connell, DeMallie & Lougee, LLP
          1700 Bank of Boston Tower
          100 Front Street
          Worcester, MA 01608
          Attention: David L. Lougee

          Facsimile:   (508) 752-7305
          Telephone:  (508) 799-0541

          if to the Trustee:

          State Street Bank and Trust Company
          Corporate Trust Division
          Two International Place
          Boston, Massachusetts  02110
          Attention:  Mr. Roland Gustafsen

          Facsimile:  (617) 664-5371
          Telephone:  (617) 664-5665

          with copies to:

          Peabody & Arnold
          50 Rowes Wharf
          Boston, Massachusetts  02110
          Attention:  Robert J. Coughlin

          Facsimile:  (617) 951-2125
          Telephone: (617) 951-2100

          Each of the Company, the Subsidiary Guarantors and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Security holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.
               --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Subsidiary Guarantees. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to such other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.
               -----------------------------------------

          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.
               --------------

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 11.08. Governing Law.
               -------------

          THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 11.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.
               --------------------------

          A director, officer, employee, stockholder, partner or incorporator, as such, of the Company or any Subsidiary Guarantor whether past, present or future shall not have any liability for any obligations of the Company or such Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11. Successors.
               ----------

          This Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company, the Subsidiary Guarantees and the Trustee.

SECTION 11.12. Counterparts.
               ------------

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 11.13. Severability.
               ------------

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 11.14. Entire Agreement.
               ----------------

          This Agreement is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, warranties, contracts, understandings, correspondence, conversations and memoranda between the parties hereto, any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                             VIALOG CORPORATION

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: President and Chief Executive Officer

                             STATE STREET BANK AND TRUST
                               COMPANY, as Trustee

                             By:  /s/  Roland S. Gustafsen
                                 -------------------------------
                                  Name:  Roland S. Gustafsen
                                  Title: Assistant Vice President

                             THE SUBSIDIARY GUARANTORS:

                             TELEPHONE BUSINESS MEETINGS, INC.
                              d/b/a ACCESS CONFERENCE CALL SERVICE

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: Authorized Signatory

                             CONFERENCE SOURCE INTERNATIONAL,
                              INC.

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: Authorized Signatory

                             CALL POINTS, INC.

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: Authorized Signatory

                             KENDALL SQUARE TELECONFERENCING,
                              INC. d/b/a THE CONFERENCE CENTER

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: Authorized Signatory

                             AMERICAN CONFERENCING COMPANY,
                              INC. d/b/a AMERICO

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: Authorized Signatory

                             COMMUNICATION DEVELOPMENT
                              CORPORATION

                             By:  /s/  Glenn D. Bolduc
                                 ------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title: Authorized Signatory

                                  SCHEDULE I

                       Specified Affiliate Transactions

The following are Specified Affiliate Transactions:

                              [To be completed.]

                                                                     EXHIBIT A-1
                                                                     -----------

                          [FORM OF SERIES A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD
              --------------
WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS
                     -------------------
ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S.
                           --------------------    -------------       ----
PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
------

[THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF
SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $1,000.00 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $57.93 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS NOVEMBER 12, 1997. THE YIELD TO MATURITY IS APPROXIMATELY 14.7% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.]

                                                               CUSIP No. [     ]

                              VIALOG CORPORATION

                              12 3/4% Senior Note
                             due November 15, 2001

No.                                                  $

     VIALOG CORPORATION, a Massachusetts corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
or registered assigns, the principal sum of            Dollars, on November 15,
2001.

     Interest Payment Dates: May 15 and November 15 commencing May 15, 1998

     Record Dates: May 1 and November 15

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                  VIALOG CORPORATION

[SEAL]                            By:
                                     -----------------------------------
                                     Name:
                                     Title:
Attest:

------------------------------
         Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities described in the within-mentioned Indenture.

Dated:                                 STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee

                                       By:
                                          -----------------------------------
                                                  Authorized Signatory

                              VIALOG CORPORATION
                              12 3/4% Senior Note
                             due November 15, 2001

1.   Interest.
     --------

          VIALOG CORPORATION, a Massachusetts corporation (the "Company"),
                                                                -------
promises to pay interest on the principal amount of this Security at the rate per annum shown above, which rate is subject to increase of up to 1.50% per annum in certain circumstances described in the Registration Rights Agreement dated November 12, 1997 between the Company, the Initial Purchaser and the Subsidiary Guarantors. The Company will pay interest semi-annually on May 15 and November 15 of each year (the "Interest Payment Date"), commencing May 15,
                                   ---------------------
1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.
     -----------------

          On each Interest Payment Date, the Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding such Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date, except as provided in Section 2.17 of the Indenture with respect to defaulted interest. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest at the location of the principal office of the Paying Agent in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender").
                                                       -----------------
However, the Company may pay principal and interest by wire transfer in same day funds, or, in the case of Physical Securities, by check payable in such U.S. Legal Tender.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will
                                                               -------
act as Paying Agent and Registrar. The Company may charge any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar or co-Registrar.

4.   Indenture and Guarantees.
     ------------------------

          The Company issued the Securities under an Indenture, dated as of November 12, 1997 (the "Indenture"), among the Company, the Subsidiary
                        ---------
Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"),
                                                                         ---
as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $75,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.   Optional Redemption.
     -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on November 15 of the year set forth below (but not including the date of maturity), plus, in each case, accrued interest thereon to the date of redemption:


                      Year                               Percentage
                      ----                               ----------
                      1999...........................    110%
                      2001...........................    105%

          Notwithstanding the foregoing, at any time on or prior to November 15, 1999, the Company may redeem up to an aggregate of 35% of the original principal amount of Securities at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date with the net proceeds of any Public Equity Offering; provided that at least 65% in
                                                --------
aggregate of the original principal amount of Securities remain outstanding immediately after the occurrence of such redemption; and provided, further, that
                                                         --------  -------
such redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

          In addition, prior to November 15, 1999, the Securities will be redeemable at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (expressed as a percentage of principal amount) equal to the sum of the principal amount of such Securities plus the applicable Make-Whole Premium thereon at the time of redemption (subject to the right of Holders of record on the relevant record date to receive interest due to the relevant interest payment date).

          The following definitions are used to determine the applicable Make-Whole Premium:

          "Applicable Make-Whole Premium" means, with respect to a Security at the redemption date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value of such time of (1) the redemption price of such Security at November 15, 1999 plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through November 1, 1999, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Security at such time.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then Weighted Average Life to Maturity) of the Securities; provided, however, that if the Weighted Average Life to Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

6.   Repurchase at Option of Holder.
     ------------------------------

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal
                  -----------------------
to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and any unpaid interest thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Payment"). Within
                                            -------------------------
30 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, the Indenture requires that certain proceeds be used, subject to the limitations contained therein, to make an offer to all Holders of Securities (an "Asset
                                                                      -----
Proceeds Offer") pursuant to Section 4.17 of the Indenture to purchase certain
--------------
amounts of Securities in accordance with the procedures set forth in the Indenture.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.   Sinking- Fund.
     -------------

          There will be no mandatory sinking fund payments for the Securities.

9.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith. The Registrar need not register the transfer of or exchange any securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request subject to terms of the Indenture. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof ("Legal Defeasance"),
                                                           ----------------
and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities ("Covenant Defeasance"), in each
                                                -------------------
case upon satisfaction of certain conditions specified in the Indenture.

13.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Defaults and Remedies.
     ---------------------

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Sections 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the securities.

18.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
VIALOG Corporation, 3 Riverside Drive, Andover, MA 01810, Attn.: President.

               [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

          The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                  SUBSIDIARY GUARANTORS:

                                  TELEPHONE BUSINESS MEETINGS, INC.
                                   d/b/a ACCESS CONFERENCE CALL SERVICE

                                  By:
                                      -----------------------------------
                                       Name:
                                       Title:

                                  CONFERENCE SOURCE INTERNATIONAL,
                                   INC.

                                  By:
                                      -----------------------------------
                                       Name:
                                       Title:

                                  CALL POINTS, INC.

                                  By:
                                      -----------------------------------

                                       Name:
                                       Title:

                                  KENDALL SQUARE TELECONFERENCING,
                                   INC. d/b/a THE CONFERENCE CENTER

                                  By:
                                      -----------------------------------
                                       Name:
                                       Title:

                                  AMERICAN CONFERENCING COMPANY,
                                   INC. d/b/a AMERICO

                                  By:
                                      -----------------------------------
                                       Name:
                                       Title:

                                  COMMUNICATION DEVELOPMENT
                                   CORPORATION

                                  By:
                                      -----------------------------------
                                       Name:
                                       Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code of assignee)

______________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which
                 --------------
effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) _____________, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                  -----------

[   ]    (a)  this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or
                                      --

[   ]    (b)  this Security is being transferred other than in accordance with
              (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                              Signed:
        --------------------------         ---------------------------------
                                           (Sign exactly as name appears on
                                            the other side of this Security)
Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ---------------------         ------------------------------------
                                    NOTICE:  To be executed by an
                                    executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, check the appropriate box:

Section 4.16 [  ] Section 4.17 [  ]

If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, state this amount:
$ ____________________________
      (multiple of $1,000)


Date:                             Your Signature:
     ---------------------------                 ----------------------------
                                                 (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security )

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     EXHIBIT A-2
                                                                     -----------

                          [FORM OF SERIES B SECURITY]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF
SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $1,000.00 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $57.93 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS NOVEMBER 12, 1997. THE YIELD TO MATURITY IS APPROXIMATELY 14.7% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.

                              VIALOG CORPORATION           CUSIP No. [         ]

                              12 3/4% Senior Note

                             due November 15, 2001

No.                                                 $

          VIALOG CORPORATION, a Massachusetts corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
or registered assigns, the principal sum of              Dollars, on November
15, 2001.

          Interest Payment Dates:  May 15 and November 15 commencing May 15,
1997

          Record Dates:  May 1 and November 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                    VIALOG CORPORATION

[SEAL]
                                    By:
                                       -------------------------------
                                      Name:
Attest:                               Title:

-------------------------------
          Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities described in the within-mentioned Indenture.

Dated:                            STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee

                       By:
                          -----------------------------------
                                Authorized Signatory

                               VIALOG CORPORATION

                              12 3/4% Senior Note

                             due November 15, 2001

1.   Interest.
     --------

          VIALOG CORPORATION, a Massachusetts corporation (the "Company"),
                                                                -------
promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on May 15 and November 15 of each year (the "Interest Payment Date"), commencing May 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.
     -----------------

          On each Interest Payment Date, the Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding such Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest at the location of the principal office of the Paying Agent in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender").
                                                       -----------------
However, the Company may pay principal and interest by wire transfer in same day funds, or, in the case of Physical Securities, by check payable in such U.S. Legal Tender.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will
                                                               -------
act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar or co-Registrar.

4.   Indenture and Guarantees.
     ------------------------

          The Company issued the Securities under an Indenture, dated as of November 12, 1997 (the "Indenture"), among the Company, the Subsidiary
                        ---------
Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"),
                                                                         ---
as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $75,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.   Optional Redemption.
     -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on November 15 of the year set forth below (but not including the date of maturity), plus, in each case, accrued interest thereon to the date of redemption:

                       Year                          Percentage
                       ----                          ----------
                       1999........................     110%
                       2000........................     105%

          Notwithstanding the foregoing, at any time on or prior to November 15, 1999, the Company may redeem up to an aggregate of 35% of the original principal amount of Securities at a redemption price of 112.75% of the original principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date with the net proceeds of any Public Equity Offering; provided that at least 65%
                                                     --------
in aggregate of the original principal amount of Securities remain outstanding immediately after the occurrence of such redemption; and provided, further, that
                                                         --------  -------
such redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

          In addition, prior to November 15, 1999, the Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (expressed as a percentage of principal amount) equal to the sum of the principal amount of such Notes plus the applicable Make-Whole Premium thereon at the time of redemption (subject to the right of Holders of record on the relevant record date to receive interest due to the relevant interest payment date).

          The following definitions are used to determine the applicable Make-Whole Premium:

          "Applicable Make-Whole Premium" means, with respect to a Note at the redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value of such time of (1) the redemption price of such Note at November 15, 1999 plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Note through November 1, 1999, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Note at such time.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity) of the Notes; provided, however, that if the average life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

6.   Repurchase at option of Holder.
     ------------------------------

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal
                  -----------------------
to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and any unpaid interest thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Payment"). Within
                                            -------------------------
30 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, the Indenture requires that certain proceeds be used, subject to the limitations contained therein, to make an offer to all Holders of Securities (an "Asset
                                                                      -----
Proceeds Offer") pursuant to Section 4.17 of the Indenture to purchase certain
--------------
amounts of Securities in accordance with the procedures set forth in the Indenture.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.   Sinking-Fund.
     ------------

          There will be no mandatory sinking fund payments for the Securities.

9.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection not register the transfer of or exchange any securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request subject to terms of the Indenture. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof ("Legal Defeasance"),
                                                           ----------------
and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities ("Covenant Defeasance"), in each
                                                -------------------
case upon satisfaction of certain conditions specified in the Indenture.

13.  Amendment; Supplements; Waiver.
     ------------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Defaults and Remedies.
     ---------------------

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Sections 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the securities.

18.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
VIALOG Corporation, 3 Riverside Drive, Andover, MA  01810, Attn.:  President.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

          The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                             SUBSIDIARY GUARANTORS:

                             TELEPHONE BUSINESS MEETINGS, INC.
                              d/b/a ACCESS CONFERENCE CALL SERVICE

                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              CONFERENCE SOURCE INTERNATIONAL, INC.

                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              CALL POINTS, INC.

                              By:
                                  -------------------------------------

                                  Name:
                                  Title:

                              KENDALL SQUARE TELECONFERENCING,
                               INC. d/b/a THE CONFERENCE CENTER

                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              AMERICAN CONFERENCING COMPANY,
                               INC. d/b/a AMERICO

                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              COMMUNICATION DEVELOPMENT
                               CORPORATION

                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                              Signed:
      ---------------------------          ------------------------------------
                                         (Sign exactly as name appears on
                                         the other side of this Security)
Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, check the appropriate box:

Section 4.16 [   ] Section 4.17 [   ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, state the amount: $


Dated:                              Signed:
      --------------------------           ----------------------------------
                                         (Sign exactly as name appears on
                                         the other side of this Security)
Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------
                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR
                                                             ---
   ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 12 3/4% Senior Notes due 2001, (the "Securities") of VIALOG Corporation.
                                         ----------

          This Certificate relates to Securities held in* _______ book-entry or* _______ certificated form by ____________ (the "Transferor").
                                                ----------

The Transferor:*

[_] has requested that the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_] has requested that the Registrar by written order to exchange or register the transfer of a Security or Securities.

[_] In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.15 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because[*]:
                              --------------

     [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.15(a)(II)(A) or Section 2.15(d)(i)(A) of the Indenture).

     [_] Such Security is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Act), in reliance on Rule 144A or in accordance with Regulation S promulgated under the Act.

     [_] Such Security is being transferred in accordance with Rule 144 promulgated under the Securities Act.

     [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S promulgated under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                  ------------------------------------
                                  [INSERT NAME OF TRANSFEROR]

                                  By:
                                     ---------------------------------

Date:
     ------------------------
    *Check applicable box.

                                                                       EXHIBIT D
                                                                       ---------

                      Transferee Letter of Representation

VIALOG Corporation
3 Riverside Drive
Andover, MA  01810

Ladies and Gentlemen:

          In connection with our proposed purchase of 12 3/4% Senior Notes due 2001, (the "Securities") of VIALOG Corporation (the "Company") we confirm that:
            ----------                               -------

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless so
                                             --------------
registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction
                                                     ------------------
Termination Date") only (a) to the Company, (b) pursuant to a registration
----------------
statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the
                          ---
account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S promulgated under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor," or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the registrar under the Indenture pursuant to which the Securities were issued (the "Registrar")
                                                                 ---------
which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 promulgated under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Registrar and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Registrar.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

          3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                       Very truly yours,

                       --------------------------------------
                       (Name of Purchaser)

                       By:
                          -----------------------------------

                       Date:
                            ---------------------------------

Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:
      --------------------
Address:
         -----------------
Taxpayer ID Number:
                    ------

                             CROSS-REFERENCE TABLE

TIA Section                                             Indenture Section
-----------                                             -----------------
310(a)(1).............................................................7.10
   (a)(2).............................................................7.10
   (a)(3).............................................................N.A.
   (a)(4).............................................................N.A.
   (a)(5).......................................................7.08; 7.10
   (b)...................................................7.08; 7.10; 11.02
   (c)................................................................N.A.
311(a)................................................................7.11
   (b)................................................................7.11
   (c)................................................................N.A.
312(a)................................................................2.05
   (b)...............................................................11.03
   (c)...............................................................11.03
313(a)................................................................7.06
   (b)................................................................7.06
   (c).........................................................7.06; 11.02
   (d)................................................................7.06
314(a)...................................................4.08; 4.10; 11.02
   (b)................................................................N.A.
   (c)(1)......................................................7.02; 11.04
   (c)(2)......................................................7.02; 11.04
   (c)(3).............................................................N.A.
   (d)................................................................N.A.
   (e)...............................................................11.05
   (f)................................................................N.A.
315(a).............................................................7.01(b)
   (b).........................................................7.05; 11.02
   (c).............................................................7.01(a)
   (d).......................................................6.05; 7.01(c)
   (e)................................................................6.11
316(a)(last sentence).................................................2.09
   (a)(1)(A)..........................................................6.05
   (a)(1)(B)..........................................................6.04
   (a)(2).............................................................N.A.
   (b)................................................................6.07
317(a)(1).............................................................6.08
   (a)(2).............................................................6.09
   (b)................................................................2.04
318(a)...............................................................11.01
   (c)...............................................................11.01

-----------------------
N.A. means Not Applicable

                                     -117-